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GREENFIELD ONLINE, INC./Digital Idea, Inc. Agreement


This Agreement is effective as of the first day of December 1999 by and between Greenfield Online, Inc. (Greenfield Online) having a place of business at:

                             Greenfield Online, Inc.
                                  15 River Road
                                Wilton, CT 06897

And Digital Idea, LLC. (Digital Idea), having a place of business at:

                                Digital Idea, LLC
                              274 Riverside Avenue
                               Westport, CT 06880

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth therein, it is agreed as follows:

DEFINITIONS
Unless the contest requires otherwise, as used herein.

Services:

Services mean those items listed in "Agreement" to be services provided by Greenfield Online to Digital Idea.

Confidential Information:

Confidential Information means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, panel data, marketing, finances or other business information disclosed by either party (Greenfield Online or Digital Idea) either directly or indirectly in writing, or orally. Confidential Information shall also include any information that should reasonably be understood by the receiving party to be confidential.

Confidentiality:

As per separate Confidential Non-disclosure Agreement and attached hereto and made a part of this Agreement.

Non-Competition:

During the term of this Agreement and for a period of one year after its expiration or termination, neither party will solicit/employ the employees of the other party.

Digital Idea will exclusively purchase online panel based qualitative and quantitative market research data from Greenfield online under the terms detailed below and will not purchase such online data from a competitor of Greenfield Online unless Greenfield Online is unable to satisfy

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GREENFIELD ONLINE, INC./Digital Idea, Inc. Agreement


the requirements of the project. If Greenfield Online is offered a project by Digital Idea which it rejects or is unable to perform, Digital Idea may offer the project under the same terms and conditions to a Greenfield competitor. If Digital Idea decides to alter or amend the terms of the previously rejected project, it must offer it to Greenfield again before offering it to competitors. Greenfield Online will retain the right to sell its panel data to competitors of Digital Idea. Greenfield agrees that it will not, during the term of this Agreement, enter into an "exclusive provide" agreement such as this Agreement with an internet focused strategic consulting services company in the marketing services category. A competitor of Digital Idea is defined as a company, entity, or individual providing Internet focused strategic consulting services within the marketing services category including but not exhaustive of the following:
Agency.com, Liminant, and Scient. A competitor of Greenfield Online is defined as a company, entity, or individual providing Internet based research services including but not exhaustive of the following: NPD, NFO Interactive, and Harris Interactive.

Digital Idea
Service Description
Digital Idea provides marketing consulting services to guide companies' decisions about building or optimizing an interactive product, presence or strategy. The company's primary target market is marketing professionals and senior business managers who have strategic issues and problems they need guidance with related to the Internet or an interactive customer base.

The deliverable is strategic marketing advice/solutions, along with supporting research when research is needed. Research tools/services may be utilized in any combination deemed appropriate by Digital Idea, (subject to the restrictions contained in this Agreement) in order to deliver an optimal, fact-based solution to the client's issue or problem.

AGREEMENT:

Terms of Agreement
o Greenfield Online and Digital Idea agree to enter into a strategic alliance that will enable Digital Idea to utilize Greenfield Online's internet-based research services, for new and existing clients of Digital Idea. The partnership will be based upon Greenfield Online's FieldSource model where access to the Greenfield Online panel is provided to market research companies at a reduced cost for the purposes of conducting their own studies. Specifically, Digital Idea's online quantitative and qualitative research needs will be satisfied through sample recruitment and online survey implementation via the Greenfield Online panel.

o Digital Idea will hire and maintain its own in-house quantitative and qualitative research expertise to oversee the design and implementation of any/all online quantitative or qualitative research requirements.

o Any Digital Idea research executed utilizing Greenfield Online data will explicitly reference Greenfield Online as the provider of the data (reference language to be mutually agreed upon).


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GREENFIELD ONLINE, INC./Digital Idea, Inc. Agreement

o Any/all Digital Idea research executed via Greenfield Online will be the sole property of Digital Idea, and cannot be used in any way without the prior approval of Digital Idea.

o Greenfield Online recruits and maintains a database for online marketing research purposes, and solely owns the complete database. Digital Idea shall not gain any right, title or interest in or to the database by virtue of the execution or performance of this Agreement. No respondent identifiable information will be disclosed to Digital Idea.

o This agreement shall be interpreted under the laws of the State of Connecticut. Any dispute shall be settled by arbitration in Fairfield County, Connecticut.

o This agreement cannot be amended except by written agreement of both parties.

Responsibility of Parties

o The flow of business and service from and between Digital Idea and Greenfield Online will be handled as follows:

     -Digital Idea will offer Greenfield Online the right of first refusal to supply any/all of its needs for internet-based quantitative and qualitative research services.

     -Greenfield Online will have the choice as to whether they elect to provide such services to Digital Idea.

     -If Greenfield Online elects to provide such services to Digital Idea, then Digital Idea shall utilize the Greenfield Online panel at a cost equivalent to a 15% reduction off of standard FieldSource costs for the first $2 Million in project cost, with an additional 5% reduction for every $1 Million in project cost up to and beyond $4 Million as follows:

     $0 to $2M--15% off standard FieldSource pricing
     $2M to $3M--20% off
     $3M to $4M--25% off
     $4M plus--

     -If Greenfield Online elects not to provide such services to Digital Idea, then Digital Idea can choose an alternative online data supplier.

o    Digital Idea and Greenfield Online will:

     -Secure each other's agreement and sign-off to any and all references to each other's products, services and capabilities cited within sales presentations and printed marketing materials, and appropriately reference all trademarks and copyrights of each other.

     -Identify the other as a Strategic Partner in all press releases and media interviews relating to this alliance or any projects that may be jointly developed in the future.


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GREENFIELD ONLINE, INC./Digital Idea, Inc. Agreement


TERM OF CONTRACT AND TERMINATION

Term. The term of this agreement shall be two years beginning upon date of the execution of the final agreement. This Agreement shall renew for successive two year terms unless either party gives notice to the other of this intention not to renew within 90 days of the expiration of the original term or any renewal term.

Notice of Termination. Either party may terminate this Agreement during the first two year term as a result of the other party's breach of the terms of this Agreement if the breaching party shall have failed to cure such breach within 15 days of receipt of a written notice from the non-breaching party specifying the nature of the breach. Either party may terminate this Agreement on 15 days written notice if all or substantially all of the assets or a controlling majority of the stock of the other party is sold to a competitor of the canceling party. At the end of the initial two-year period either party may notify the other of termination. Any such notice shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited i the United States mail, postage prepaid, registered or certified mail, return receipt requested.

Effect of Termination. Upon such termination, all rights and duties of the parties toward each other shall cease except that each party shall be obliged to pay, within sixty (60) days of the effective date of termination, all collected amounts owing to the other party for unreimbursed expenses and unpaid services.

Notices. All notices required or permitted under this Agreement shall be in writing, reference this Agreement and be deemed given: (a) when delivered personally to an authorized representative of the receiving party; (b) when delivered by e-mail where the sending party requests confirmation of receipt of e-mail; one (1) day after deposit with a commercial overnight carrier for overnight delivery, with written verification of receipt.

All communications will be sent to the following addresses:

                           Rudy Nadilo
                           President & CEO
                           Greenfield Online, Inc.
                           15 River Road
                           Wilton, CT  06897
                           203-834-8585
                           madilo@greenfieldcentral.com

                           With a Copy to
                           Jonathan A. Flatow, Esq.
                           Wake, See, Dimes & Bryniczka
                           27 Imperial Ave.
                           Westport, CT  06880
                           Jflatow@wsdb.com

                                      -4-
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GREENFIELD ONLINE, INC./Digital Idea, Inc. Agreement


                           Peter Mackey
                           President
                           Digital Idea, LLC
                           274 Riverside Avenue
                           Westport CT  06880
                           203-429-0200
                           pmackety@digitalidea.com

Attorney Fees
Should any litigation or any other formal type of dispute resolution commence between the parties hereto concerning this Agreement or the rights and duties in relation thereto, the party presiding in such litigation or dispute resolution shall be entitled. In addition to other relief as may be granted, to its reasonable attorneys' fees and court costs for such litigation or dispute resolution shall be entitled, in addition to other relief as may be granted, to its reasonable attorneys' fees and court costs for such litigation or dispute resolution.

Digital Idea and Greenfield Online agree to first attempt to settle any disputes through the use of mediation and arbitration, and agree to submit to the rules of the American Arbitration Association when and if arbitration is necessary.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date set forth under their names.

Greenfield Online, Inc.                     Digital Idea, Inc.

BY:    /s/                                  BY:    /s/
    ------------------------------              ---------------------------

Name:  Leigh-Brindeland Bell                Name:  Peter Mackey
    ------------------------------              ---------------------------

Date:  12/2/99                              Date:  11-29-99
    ------------------------------              ---------------------------


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